SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2000

WAYNE BANCORP, INC.
(Exact name of registrant as specified in charter)

Ohio			014612		34-1516142
____			______		___________

(State or other		(Commission		(IRS Employee
Jurisdiction of		File Number)		Identification No.)
Incorporation)

112 West Liberty Street, Wooster, Ohio	44691
_______________________________	______

(Address of principal executive offices)	(Zip code)

Registrant's telephone number including area code:  (330) 264-1222
			                     ______________

(Former name or former address, if changed since last report) Not applicable

Item 5.  Other Events

On December 26, 2000, the Board of Directors of Wayne Bancorp, Inc., parent holding company of Wayne County National Bank (WCNB), Chippewa Valley Bank (CVB) and MidOhio Data, Inc. (MID), announced that David P. Boyle, CPA has been named Chief Executive Officer (CEO) of the Company and its lead affiliate, WCNB.
Boyle will assume the position on January 1, 2001, and will replace David L. Christopher, who will retire from active management of the Company on April 30, 2001. Christopher will remain as chairman of the Board beyond his retirement.

Exhibits

99. Text of press release dated December 26, 2000 issued by Wayne Bancorp, Inc.

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to on its behalf by the undersigned thereunto duly authorized.

		Signed by:
		WAYNE BANCORP, INC.

DATED: January 4, 2001  ___________________________

		David L. Christopher,
		Chairman



NEWS RELEASE


For Immediate Release			CONTACT:	Doug Chovan
                                                Marketing Director
                                                Phone: (330) 264-1222
                                                Ext: 307


BOYLE NAMED CHIEF EXECUTIVE OFFICER OF WAYNE BANCORP, INC.

WOOSTER, Ohio - December 26, 2000 - The Board of Directors of Wayne Bancorp, Inc. NASDAQ:WNNB), parent holding company of Wayne County National Bank (WCNB), Chippewa Valley Bank (CVB) and MidOhio Data, Inc. (MID), announced today that David P. Boyle, CPA has been named Chief Executive Officer (CEO) of the Company and its lead affiliate, WCNB. Boyle assumes the position on January 1, 2001, and will replace David L. Christopher, who will retire from active management of the Company on April 30, 2001. Christopher will continue as Chairman of the Board beyond his retirement.

Christopher, who has served as Chairman and Chief Executive Officer of Wayne Bancorp, Inc. since 1990, joined WCNB in 1960. Having worked in nearly every bank department during his 40-year career with WCNB, Christopher was named the bank's President and CEO in 1988. He has also been a member of the bank's Board of Directors since 1988.

Boyle, 36, was promoted to President of Wayne Bancorp, Inc. in May 2000. He has served as President and Chief Operating Officer of WCNB since January 1999. As CEO, Boyle will be responsible for the operation of the Company and for providing leadership to the Company's affiliate organizations. His community banking experience and orientation will continue the Company's tradition of local management, local decision making and strong community focus.

Boyle has a thorough knowledge of the banking industry having worked in the accounting profession specializing in banking, as well as serving in a variety of finance related functions within Wayne Bancorp, Inc. for the past 10 years. He is active in the Wayne County area, serving in leadership roles in many organizations within the community.

"Wayne Bancorp, Inc. continues to actively plan and execute its strategy for management succession, and David Boyle's promotion is a significant step in this process," said Christopher. "Our Board of Directors' forward thinking has significantly helped prepare the Company for an orderly management transition.
I am confident that those who step into the ranks of management will continue to provide the quality and value that has made Wayne Bancorp, Inc. what it is today."

Boyle is a 1986 graduate of Westminster College in New Wilmington, Pa. where he earned his bachelor's degree in Business and Accounting. He is also a 1994 graduate of the University of Wisconsin Graduate School of Banking. He resides in Wooster with his wife Debbie and their four children.

-more-


BOYLE NAMED CHIEF EXECUTIVE OFFICER/PAGE 2

Wayne Bancorp, Inc. is a $558 million financial services company. Its bank affiliates - Wayne County National Bank (founded 1845) and Chippewa Valley Bank founded 1907) - operate 23 banking centers in Wayne, Holmes, Stark and Medina Counties. The Company's non-bank affiliate, MidOhio Data, Inc., performs data service operations for WCNB and is located in Wayne County. For more information, visit Wayne County National Bank's web site at www.wcnbwooster.com and Chippewa Valley Bank's web site at www.chipbank.com.